SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 13, 1999

                               PETPLANET.COM, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                    000-10576             22-2298015
------------------------------    ----------- ---------------------------------
(State or other jurisdiction      File Number (IRS Employer Identification No.)
 of incorporation) Commission

      21 Stillman Street, Ste. 600, San Francisco, California     94107
--------------------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (415) 243-9000

                          TECHSCIENCE INDUSTRIES, INC.
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.   Not Applicable.

Item 2.

     As previously reported in the Form 8-K filed on June 3, 1999, Techscience Industries Inc., a Delaware corporation (now known as Petplanet.com, Inc. and hereinafter referred to as the "Company") and PetPlanet.com, Inc., a California corporation, and the individual holders of all of the outstanding capital stock of PPI (the "Holders") consummated a reverse acquisition (the "Reorganization") on May 13, 1999 pursuant to a certain Agreement and Plan of Reorganization ("Agreement"). In connection with the Agreement, the Holders tendered to the Company all issued and outstanding shares of common stock and common stock equivalents of PPI in exchange for 6,754,640 shares of common stock of the Company, and therefore PPI became the wholly owed subsidiary of the Company. The Company also issued options to purchase 570,360 shares of the Company's common stock to holders of options to purchase PPI common stock. Because the nature of the Company's business completely changed as of the date of the Reorganization, a current description of the Company's business operations is set forth below

     The Company is the developer, producer, and operator of the Internet-based network known as PetPlanet.com (www.petplanet.com) which is designed to cater to the needs and interests of pet owners. PetPlanet.com is an emerging global Internet network which seeks to present a focused target audience for pet product and service providers. The Company targets households caring for one or more pets (called "Pet Families") which make up over 60% of the households in the United States. PetPlanet.com will provide a place where Pet Families can access personalized local and national information, unique products and services, and interact with others sharing similar interests. The Company targets Pet Families by providing (i) comprehensive content, services and features; (ii) active community participation; and (iii) targeted cost-effective medium for business-to-consumer advertising. When fully launched, PetPlanet.com will feature personalized national and local information, community-oriented content, entertainment, and information to allow Pet Families to find and buy products and services for their pets.

     In order to achieve its objectives, the Company will seek to:

o expand the user base and enhance user experience with new features, services and content;

o    build the PetPlanet.com brand;

o enhance the PetPlanet.com site functionality and performance through continued investments in technology and site infrastructure;

o    expand globally through an aggressive acquisition program;

o establish additional strategic relationships with online distribution partners;

o    introduce the PetPlanet.com Store in September, 1999;

     Pet  Families  in the USA spend  over $23  billion a year on  products  and services relating to their pets. While the major pet supply manufacturers and retailers account for much of this commerce, the pet industry is also comprised of many small-to-medium sized marketers of products and services who currently depend on magazines and other media for much of their marketing and sales. The Company believes that there is no clear leader in the Internet pet market. To leverage the existing expertise of an established pet industry player,
PetPlanet.com has partnered with a top tier pet product distribution company carrying over 25,000 products across all pet categories.

     PetPlanet.com's business model is founded upon the concept of "community driven e-commerce". The Company believes that in order to build a successful e-commerce business that derives its sales from Pet Families, the experience must blend elements focused on community, content and commerce. The network will also offer elements such as the ability to create custom home pages, personalized e-mail, chat and a personalized calendar with local and national events.

     Significant capital will be required to develop the site, secure online distribution, generate brand identity and complete domestic and international acquisitions. While the Company is projected to generate revenue in the first year, the Company is projected to show significant losses in the first several years of operation as it invests heavily in acquisition of market share. Spending will concentrate primarily in building the brand through aggressive marketing, taking advantage of newer technologies to enhance the network, and building an adequate level of infrastructure to sustain the growth in the business, and seek to make strategic acquisitions. The Company will seek acquisition targets that complement its existing business, augment the distribution of the pet community, enhance its technological capabilities, and/or expand its ability to conduct commerce.


Items 3-6.        Not Applicable


Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     This amendment provides audited Financial Statements of PetPlanet.com, Inc., a California corporation ("PPI") consisting of:

I.   Independent Auditors' Report;

II.  Balance Sheet as of March 31, 1999;

III. Statements of Operations for the years ended March 31, 1998, March 31, 1999 and the period October 3, 1996 (inception) to March 31, 1999;

IV. Statements of Stockholders' Equity (Deficit) for the years ended March 31, 1998, March 31, 1999 and the period October 3, 1996 (inception) to March 31, 1999;

V. Statements of Cash Flows for the years ended March 31, 1998, March 31, 1999 and the period October 3, 1996 (inception) to March 31, 1999; and

VI.  Notes to Financial Statements.

(b)  Pro forma financial information.

     This amendment also provides unaudited Pro forma Combined Financial Information for the reverse acquisition of Techscience Industries, Inc., a Delaware corporation (now known as PetPlanet.com, Inc. and hereinafter the "Registrant") by PPI pursuant to an Agreement and Plan of Reorganization among the Registrant, PPI and certain of PPI's shareholders dated as of May 31, 1999 (the "Reorganization Agreement"). The unaudited Pro forma Combined Financial Information includes:

I.   Unaudited Pro Forma Condensed  Combined Balance Sheet as of March 31, 1999;
     and

II. Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 1999.

         The above audited consolidated financial statements and unaudited pro forma combined financial information were not included in the Form 8-K filed by the Registrant on June 3, 1999 because the information as of and for the year ended March 31, 1999 was not determinable at such time.

     All capitalized terms used herein but not otherwise defined shall have the respective meanings given them in the Form 8-K filed by the Registrant on June 3,1999.

                               PETPLANET.COM, INC.
                          (A Development Stage Company)


                                  INDEX TO FINANCIAL STATEMENTS



                                                                                                 Page 2
                                                                                                 ------

Independent Auditors' Report                                                                        F-2

Financial Statements:

   Balance Sheet at March 31, 1999                                                                  F-3

   Statements of Operations  for the years ended March 31, 1999 and 1998 and for the period October 3, 1996, (Date of Inception), to March 31, 1999
                                                                                                    F-4

   Statements of Changes in Stockholders' Equity (Deficiency) for the periods from October 3, 1996, (Date of Inception) to March 31, 1999 F-5

   Statements  of Cash Flows for the years ended March 31, 1999 and 1998 and for the period October 3, 1996, (Date of Inception), to March 31, 1999
                                                                                                    F-6

Notes to Financial Statements                                                                       F-7 to 15


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of
  PetPlanet.Com, Inc.
(A Development Stage Company)

We have audited the balance sheet of PetPlanet.Com, Inc., a California corporation (A Development Stage Company) as of March 31, 1999 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for each of the two years in the period then ended and for the period October 3, 1996, (Date of Inception) to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PetPlanet.Com, Inc. at March 31, 1999, and the results of its operations and its cash flows for each of the two years in the period then ended and for the period October 3, 1996, (Date of Inception) through March 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company is a development stage company, has suffered recurring losses from operations and needs significant additional financing to continue the development of its product. Resulting operating losses and negative cash flows from operations are likely to occur until, if ever, profitability can be achieved through successful marketing of its newly developed media. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     WISS & COMPANY, LLP


Livingston, New Jersey
July 27, 1999

                                                PETPLANET.COM, INC.
                                           (A Development Stage Company)




                                                   BALANCE SHEET

                                                  MARCH 31, 1999

                                                          ASSETS

    CURRENT ASSETS -
         Cash                                                                                                       $ 104,982

    FURNITURE, FIXTURES AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION OF $1,200 AT
    MARCH 31, 1999                                                                                                      4,799
                                                                                                                    ---------
                                                                                                                    $ 109,781
                                                                                                                    =========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

    CURRENT LIABILITIES:
         Current portion of notes and interest payable to affiliated company
                                                                                                                   $   74,392
         Current portion of bridge loan payable                                                                       100,000
         Accrued expenses                                                                                              16,564
                                                                                                                    ---------
             Total Current Liabilities                                                                                190,956
                                                                                                                    ---------

    NONCURRENT LIABILITIES -
         Notes and interest payable to affiliated company,
           less current portion                                                                                         8,480
                                                                                                                    ---------
    BRIDGE LOAN PAYABLE, LESS CURRENT PORTION                                                                          50,000
                                                                                                                    ---------

    COMMITMENTS AND CONTINGENCIES

    STOCKHOLDERS' EQUITY (DEFICIENCY):
         Preferred stock, no par:
             Authorized - 5,000,000 shares
             Issued and outstanding - -0- shares
         Common stock,  no par,  $.0005 per share  stated  value:  Authorized  -
             25,000,000  shares Issued and outstanding - 10,250,000 at March 31,
             1999
                                                                                                                        5,125
         Additional paid-in capital                                                                                   443,113
         Deficit accumulated during development stage                                                                (472,893)
                                                                                                                    ---------
                                                                                                                      (24,655)
         Less deferred consulting fees                                                                               (115,000)
                                                                                                                    ---------
                      Total Stockholders' Equity (Deficiency)                                                        (139,655)
                                                                                                                    ---------
                                                                                                                    $ 109,781
                                                                                                                    =========

See accompanying notes to financial statements

                               PETPLANET.COM, INC.
                          (A Development Stage Company)


                                             STATEMENTS OF OPERATIONS




                                                                                     October 3,
                                                                                   1996 (Date of
                                                     Year Ended      Year Ended    Inception) to
                                                     March 31,       March 31,       March 31,
                                                        1999            1998            1999
                                                   ------------    ------------    ------------
OPERATING REVENUES                                 $       --      $       --      $       --
                                                   ------------    ------------    ------------

COSTS AND EXPENSES:
    Consulting fees and product development              11,439            --            11,439
    Officers' compensation                              212,238         100,000         336,238
    Selling, general and administrative expenses         73,110          43,892         117,041
    Interest expense                                      6,525           1,650           8,175
                                                   ------------    ------------    ------------
                                                        303,312         145,542         472,893
                                                   ------------    ------------    ------------

NET LOSS                                           $   (303,312)   $   (145,542)   $   (472,893)
                                                   ============    ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                               10,054,800       2,000,000       5,221,900
                                                   ============    ============    ============

BASIC AND DILUTED LOSS PER COMMON SHARE            $       (.03)    $     (.07)     $      (.09)
                                                   ============    ============    ============


See accompanying notes to financial statements

                               PETPLANET.COM, INC.
                          (A Development Stage Company)

                                      STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)



                                                                                                Deficit
                                                          Common Stock                        Accumulated
                                               Per                    No Par      Additional     During     Deferred   Stockholders'
                                              Share                   $.0005        Paid-in    Development  Consulting      Equity
                                             Amount   Shares       Stated Value     Capital      Stage        Fees      (Deficiency)
                                             ------ ----------     ------------   ------------  ----------   ---------   ---------
OCTOBER 3, 1996 (DATE OF INCEPTION) TO
 MARCH 31, 1997 -
     Common stock issued in October 1996     .0005   2,000,000     $   1,000    $    -           $  -        $  -         $   1,000
     Stockholder services contributed                   -             -              24,000         -           -            24,000
     Net loss                                            -            -              -             (24,039)     -           (24,039)
                                                    -----------   ----------  --------------    ----------    --------    ---------

BALANCE, MARCH 31, 1997                              2,000,000         1,000         24,000        (24,039)     -               961

YEAR ENDED MARCH 31, 1998 -
     Stockholder services contributed                   -             -             100,000         -           -           100,000
     Net loss                                           -             -              -            (145,542)     -          (145,542)
                                                    ----------    ----------  -------------     ----------    --------    ---------

BALANCE, MARCH 31, 1998                              2,000,000         1,000        124,000       (169,581)     -           (44,581)

YEAR ENDED MARCH 31, 1999 -
     Common stock issued in April 1998       .0005   8,000,000         4,000         -              -           -             4,000
     Stockholder services contributed                   -             -             100,000         -           -           100,000
     Common stock issued for services in
      January 1999                                    250,000            125        116,875         -         (115,000)       2,000
     Options issued for services                        -             -             102,238         -           -           102,238
     Net loss                                             -           -              -            (303,312)     -          (303,312)
                                                    ------------ -----------  -------------     ----------    --------    ---------

BALANCE, MARCH 31, 1999                             10,250,000     $   5,125       $443,113      $(472,893)  $(115,000)   $(139,655)
                                                    ==========     =========       ========      =========    =========    =========

See accompanying notes to financial statements


                               PETPLANET.COM, INC.
                          (A Development Stage Company)



                                             STATEMENTS OF CASH FLOWS



                                                                                                 October 3,
                                                                                                1996 (Date of
                                                                      Year Ended   Year Ended   Inception) to
                                                                       March 31,    March 31,     March 31,
                                                                          1999        1998           1999
                                                                     ------------- ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                   $(303,312)   $(145,542)   $(472,893)
   Adjustments to reconcile net income (loss) to net cash flows from operating activities:
       Depreciation                                                        1,200         --          1,200
       Stockholders services contributed                                 100,000      100,000      224,000
       Common stock issued for services                                    2,000         --          2,000
       Options issued for services                                       102,238         --        102,238
       Changes in operating assets and liabilities:
          Accrued expenses                                                15,701         --         15,701
          Accrued interest                                                 5,585        1,650        7,235
                                                                       ---------    ---------    ---------
              Net cash flows - operating activities                      (76,588)     (43,892)    (120,519)
                                                                       ---------    ---------    ---------

CASH FLOW FROM INVESTING ACTIVITIES -
   Purchase of property and equipment                                     (5,999)        --         (5,999)
                                                                       ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES -
   Proceeds from issuance of common stock                                  4,000         --          5,000
   Proceeds of Bridge loan payable                                       150,000         --        150,000
   Proceeds of notes from affiliated company                              33,000       43,500       76,500
                                                                       ---------    ---------    ---------
              Net cash flows - financing activities                      187,000       43,500      231,500
                                                                       ---------    ---------    ---------

NET CHANGE IN CASH                                                       104,413         (392)     104,982

CASH, BEGINNING OF PERIOD                                                    569          961         --
                                                                       ---------    ---------    ---------

CASH, END OF PERIOD                                                    $ 104,982    $     569    $ 104,982
                                                                       =========    =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                                       $    --      $    --      $    --
                                                                       =========    =========    =========

   Income taxes paid                                                   $    --      $    --      $    --
                                                                       =========    =========    =========

   Stock issued for deferred consulting fees                           $ 115,000    $    --      $ 115,000
                                                                       =========    =========    =========

See accompanying notes to financial statements

                               PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS



Note 1  -      Nature of the  Business  and  Summary of  Significant  Accounting
               Policies:

               Nature of the Business - PetPlanet.Com, Inc. (the "Company") is a development stage company, located in San Francisco, California and was incorporated under the laws of the State of California in October 1996 (Date of Inception) (Note 7). The Company is engaged in the development of a World Wide Web site. The Company's core product and brand intends to feature personalized, national and local information, community driven content, entertainment and unique products and services. Company revenues are expected to come from electronic commerce associated with the sale of pet foods and related products, advertising and sponsorships, other sources.

               Financial Instruments - Financial instruments include cash and notes payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market and other information available to management.

               Furniture,  Fixtures  and  Equipment -  Furniture,  fixtures  and equipment are stated at cost. The Company provides for depreciation using an accelerated method, based upon estimated useful life of 5 years for furniture, fixtures and equipment.

               Income Taxes - Deferred income taxes result primarily from net operating losses and the differences resulting from reporting on the cash basis of accounting for tax reporting purposes.

               Risk Concentrations:

               (a) Significant Employees - The Company's activities are to a great extent performed by the President and a select few employees and consultants. As a result, the Company is dependent upon the ability of these employees to continue with these activities.

               (b) Dependence on the Internet - The success of the Company's operations is contingent upon its ability to attract a market on the Internet. There can be no assurance that the Company may not be adversely affected by the matters affecting the Internet.

               (c) Cash - The Company maintains its cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 1999, the Company has uninsured balances totalling approximately $12,000.

                              PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


               Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

               Software Development Costs - The Company accounts for software development costs of its Web Site in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred prior to the establishment of the Web Site as a technologically feasible media are expensed as incurred and reflected as product development costs in the accompanying statements of operations.

               There were no software development costs capitalized in the fiscal years ended March 31, 1999 and 1998. During these periods, the period between the establishment of technological feasibility and the introduction of the Web Site was very short. Consequently, costs otherwise capitalizable after technological feasibility were expensed as they were insignificant.

               Earnings (Loss) Per Share - Basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is antidilutive.

Note 2  -      Going Concern:

               The Company's financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company and has had a history of losses since its inception in October 1996.

               The Company's continued existence is dependent upon its ability to achieve profitable operations and obtain additional financing. The following represents the Company's principal operating and liquidity problems and management's plans to overcome them.

               Operating Trends and Future Prospects - The Company is a development stage company and has had no revenues since its inception. The Company is currently attempting to develop an Internet market for individuals with an interest in pets. The future growth and profitability of the Company will be principally dependent

                              PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


               upon its ability to successfully develop and market its services on the Internet. The Company has not enhanced its identity in this media to the point where it has been able to generate revenues. The Company anticipates that it will incur substantial operating expenses in connection with this effort and expects these expenses to result in continuing and significant operating losses until such time, if ever, the Company is able to achieve adequate revenue levels.

               Recent Financing Activities - The Company's capital requirements have been and will continue to be significant. In the past, the Company has financed its working capital requirements primarily through cash flow generated from loans from an affiliated company. The Company is dependent on obtaining additional financing to fund its future operations and working capital requirements and continues to seek to raise additional capital through the sale of common stock. The Company is aggresively seeking arrangements with respect to, or sources of, additional financing. However, there can be no assurance that additional financing will be available to the Company on acceptable terms, or at all. In view of the Company's limited resources, its anticipated expenses and the competitive environment in which the Company operates, any inability to obtain additional financing would severely limit the Company's ability to enhance its identity on the Internet.

Note 3  -      Related Party Transactions:

               Notes Payable - At March 31, 1999, the Company owed approximately $83,000 to a company owned by a stockholder of the Company. The notes bear interest at 8.0% per annum and are due as follows:

               Year Ended March 31,
               --------------------

                         2000                                 $  75,000
                         2001                                     8,000
                                                            -----------

                                                              $  83,000

               Employment Agreement - Vice President, Marketing - In March 1999, the Company formalized a consulting agreement with a Director, for marketing services rendered from April 1998. The terms of the agreement call for compensation of $8,000 per month commencing March 1999 and a ten year option for 400,000 shares issued in March 1999 for services rendered as a consultant for the period April 1998 to March 1999. At March 31, 1999, the Company has recorded compensation of $88,000 for options issued in connection with services rendered.

               Upon completion of the Financing, (see subsequent events Note 7), compensation of $8,000 per month will end and the consultant will become an employee earning an annual salary of $110,000 per annum, plus a discretionary bonus of at least

                              PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS



               20% of the base salary per annum. The employment agreement can be terminated by either party at any time with notice.

Note 4  -      Commitments and Contingencies:

               Leases - The Company rents office space on a month-to-month basis. Rent expense for the Company's facilities approximated $6,000, $7,100 and $17,600, for the years ended March 31, 1999 and 1998 and for the period October 3, 1996, (Date of Inception) through March 31, 1999, ("the 1999 Cumulative Period"), respectively.

               Product Release Fee - In August 1997, the Company and the Company's principal shareholder entered into an agreement with another shareholder, whereby the principal shareholder agreed to purchase 400,000 shares of the other shareholder's stock. As part of that agreement, the Company agreed to pay the minority shareholder $15,000 in cash or stock warrants as a product release fee within 90 days of the Company's full-scale commercial release of the Company's web page. The Company will bear this liability at such time that the commercial release occurs.

Note 5  -      Income Taxes:

               Deferred income taxes reflect the net effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The principal temporary difference arises from net operating loss carryforwards and the differences resulting from reporting on the cash basis of accounting for tax reporting purposes. At March 31, 1999, federal and state net operating loss carryforwards approximated $225,000. These carryforwards can be used to offset current and future taxable income through the year 2019. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on the Company's prior history of recurring losses, that a full valuation allowance is appropriate at March 31, 1999.

                              PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


Note 6  -      Stockholders' Equity:

               Stock Split - In August 1998, the Company's Board of Directors approved and the Company filed an amended certificate of incorporation in California to increase the number of authorized shares to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock and affect a two thousand-for-one common share stock split. Common shares and per share amounts have been retroactively restated for all periods presented to reflect the stock split.

                1999 Stock Option Agreement - On March 1, 1999 the Board of Directors consented to the adoption of the 1999 Stock Option Plan (the "Plan"). The Plan has reserved 2,000,000 shares of common stock for the issuance of options ("Options") to employees, officers and, under certain circumstances, directors of and consultants to the Company ("Eligible Participants"). Options granted under the Plans may be either "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, which are eligible to employees only as amended (the "Code"), or "nonqualified stock options" ("NQSOs") which are eligible for grant to any of the aforementioned parties. The Plan does not provide for the issuance of stock appreciation rights, restricted stock awards or deferred stock awards. The Board of Directors has sole discretion and authority, consistent with the provisions of the Plans, to select the Eligible Participants to whom Options will be granted under the Plans, the number of shares which will be covered by each Option and the form and terms of the agreement to be used. All employees and officers of the Company (except for members of the Committee) are eligible to participate in the Plans. Directors are eligible to participate only if they have been declared to be "eligible directors" by resolution of the Board of Directors.

               The Board of Directors is empowered to determine the exercise price of Options granted under the Plan in accordance with the following:


                    Type of Grant                                Exercise or Purchase Price
                    -------------                                --------------------------

ISO's or NQSO's issued to 10% or
more shareholder of common stock                     At least 110% of the fair market value per
in the Company                                       share on the date of grant.

ISO's issued to a less than 10% shareholder of
common stock in the Company                          At least the fair market value per share on the
                                                     date of grant.

NQSO's issued to a less than 10% shareholder of
common stock in the Company                          At least 85% of the fair market value on the
                                                      date of grant.


                                      F-11



                              PETPLANET.COM, INC.
                          (A Development Stage Company)

          NOTES TO FINANCIAL STATEMENTS








                   Type of Grant                                Exercise or Purchase Price

Shares issued to 10% or more  shareholder of         At least thefair market  value per share on the
common stock in the Company                                  date of grant.

Shares issued to a less than 10%
Shareholder of common stock in the Company           At least 85% of the fair market value on the
                                                     date of grant.

Other awards                                         To be determined by the Board of Directors or
                                                     other administrator



               The Board of Directors has the authority to determine the time or times at which Options granted under the Plans become exercisable, but Options expire no later than ten years from the date of grant (five years with respect to Optionees who own at least 10% of the outstanding common stock of the Company). Options are nontransferable, other than by will and the laws of descent, and generally may be exercised only by an employee while employed by the Company or within 90 days after termination of employment (one year from termination resulting from death or disability).

               No incentive stock option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined at the time each option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Company and any parent and subsidiary) exceeds $100,000. The Plan does not confer upon any Employee any right with respect to the continuation of employment by the Company, nor do the Plans interfere in any way with the
               Employee's right or the Company's right to terminate the Employee's employment at any time.

               Information on option activity for the year ended March 31, 1999 is as follows:


                                                                Weighted Average
                                                 Shares Under    Exercise Price
                                                 ------------    --------------
                                     Option

                Balance - beginning of year          -             $   -

                Options granted:
                      To officers/directors       (a) 400,000           .20
                      Other grants                (b) 577,000           .28
                                                     --------        ------

                         Total grants                 977,000           .25
                                                      -------        ------

                Balance - end of year                 977,000        $  .25
                                                      =======        ======

               a. Consists of option issued to VP of Marketing for 400,000 shares of the Company's stock at a weighted average fair value of $.28 per option.

               b.   Weighted Average fair value per option was $.16.

                              PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


               The Company utilized the value of services provided by the grantees as a benchmark for valuing the options granted during the year.

               Consulting Agreement - Financing Facilitator - In January 1999, the Company entered into a one-year agreement with a consultant to facilitate and evaluate potential financing opportunities for the Company. The consultant's responsibilities included securing $600,000 to $1,000,000 bridge financing for the Company and securing at least an additional $3,000,000 in financing through a private placement.

               The consultant shall be entitled to a 2% cash commission based on the value of the financing obtained, 20,000 shares of common stock vesting over the first 90 days of the agreement, the lesser of 60,000 shares or one share for each $10 of bridge financing obtained for the Company and additional shares based on private placement proceeds, other than bridge financing, ranging from 30,000 shares for $500,000 of private placement proceeds to 170,000 shares for proceeds in excess of $4,000,000.

               The agreement can be terminated by either party at any time with notice.

Note 7   -     Subsequent Events:

               Acquisition Agreement - On May 13, 1999, the Company and the individual holders of all of the Company's outstanding common stock consummated a reverse acquisition (the "Reorganization"), with Techscience Industries, Inc., a Delaware Corporation, ("TSCI"). The Reorganization provided for an exchange of stock whereby the holders of all of the Company's outstanding common stock and common stock equivalents exchanged the stock in exchange for 6,754,640 shares of TSCI's common stock, $.01 par value per share and 570,360 TSCI options respectively. After the exchange, the Company became the wholly owned subsidiary of TSCI. As part of the Reorganization, TSCI changed its name to PetPlanet.Com, Inc.

               In addition, as part of this agreement, TSCI made a $150,000 bridge loan to the Company, with interest at 10% per annum, collateralized by 51% of the Company's common stock. The loan was repaid at the closing by payment of $100,000 in cash and $50,000 in common stock.

               Web Site Development Agreement - In April 1999, the Company entered into an agreement with a technology company, (the
               "Development Company"), to design, develop and enhance the computer software and information technology associated with the Company's commercial web site. In accordance with the agreement, the Company issued an option to the

                               PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


               Development Company for the right to purchase 210,527 shares of the Company's common stock. In addition, the Company has agreed to make payments based on a series of milestones for the project, which are expected to approximate $200,000.

               Employment Agreements - In April 1999, the Company entered into a series of employment agreements. All of the employment agreements were contingent upon the completion of the aforementioned merger or securing funding of $1,000,000 for the Company (the "Financing"). The following serves to summarize those agreements:

               o Vice President, On Line Development - Prior to the Financing, the Company entered into a consulting agreement for on line development for $95,000 per annum. Upon completion of the Financing, the agreement converted to an employment agreement with an annual salary of $95,000 per annum, plus a discretionary bonus of at least 20% of the base salary per annum. The employment agreement can be terminated by either party at any time with notice.

               o Vice President, Finance and Operations - Prior to the Financing in March 1999, the Company entered into a consulting agreement for finance, operations and strategic planning services for $72,000 per annum. Upon completion of the Financing, the agreement converted to an employment agreement with an annual salary of $90,000 per annum, plus a discretionary bonus of at least 20% of the base salary per annum. The employment agreement can be terminated by either party at any time with notice.

               Employment Agreement - Chief Executive Officer - In April 1999, the Company entered into a two year employment agreement with its principal stockholder for an annual salary of $125,000 per annum to serve in the capacity of Chief Executive Officer, ("CEO"), and Chairman of The Board with bonuses of based on certain achieved net revenues and average unique visits to the Company's Internet site, subject to Board of Director approval.

               In addition, the CEO is also entitled to a stock option for each 20% incremental increase per annum in the fair market value of the Company's common stock. To the extent that the fair market value of the Company's common stock increases by an increment of at least 20% from the beginning to the end of the fiscal year, the CEO will be entitled to a stock option for 50,000 shares. This stock option bonus can not exceed options for 500,000 shares per annum, (representing a 200% or more total increase or ten individual 20% incremental increases in the fair market value of the Company's common stock).

                               PETPLANET.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


               The agreement also calls for a written option to renew the term of the agreement. In the event the Company declines to renew the option, the Company shall be obligated to pay the CEO a severance payment equal to one year's base salary in four quarterly installments.

               The Company granted an option to the CEO for 700,000 shares of the Company's common stock, at an exercise price equal to the fair market value on the close of the day immediately prior to the commencement of employment, with 175,000 shares vesting on the anniversary and the remainder vesting thereafter in quarterly installments of 43,750 shares per quarter.

Note 8   -     New Accounting  Pronouncements - New Accounting  Pronouncements -
               In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal
               Use. SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for fiscal years ending March
               31, 2000.

               In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, Reporting on The Costs of Start-Up Activities. SOP 98-5 is effective for the Company's fiscal year ending March 31, 2000. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred.

               In addition to the aforementioned pronouncements, SFAS 133, Accounting for Derivative Instruments and Hedging Activities was issued in June 1998 for years ending after June 15, 1998.

               The Company does not expect that any of the aforementioned pronouncements will have a significant effect on its financial statements.

                               PETPLANET.COM, INC.
                     (Formerly Techscience Industries, Inc.)
                          (A Development Stage Company)


                   PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999

                               PETPLANET.COM, INC.
                          (A Development Stage Company)
                     (formerly Techscience Industries, Inc.)

                       PROFORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                          PPI             PPI
                                                        Delaware      California                   Proforma
                                                      January 31,      March 31,   ---------------------------------------
                       ASSETS                             1999           1999       Adjustments    Reference  Consolidated
                                                          ----           ----       -----------    ---------  ------------
CURRENT ASSETS -

Cash                                                      $ 2,000        $ 105,000      $ 897,000    b,c,f       $ 1,004,000

FURNITURE, FIXTURES AND EQUIPMENT,
  LESS ACCUMULATED DEPRECIATION                                 -            5,000              -                      5,000
                                                                --           ------             --                     -----
                                                          $ 2,000        $ 110,000      $ 897,000                $ 1,009,000
                                                          ========       ==========     ==========               ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
                    (DEFICIENCY)
CURRENT LIABILITIES:
  Current portion of notes and interest
    payable to affiliated company                              $ -        $ 74,000            $ -                   $ 74,000
  Current portion of bridge loan payable                         -         100,000       (100,000)    b,e                  -
  Accounts payable and accrued expenses                    10,000           17,000         (4,000)    b,e             23,000
                                                           -------         -------         -------                   ------
Total Current Liabilities                                  10,000          191,000       (104,000)                    97,000
NONCURRENT LIABILITIES -
  Notes and interest payable to affiliated company,
   less current portion                                          -           8,000              -                      8,000
  Bridge loan payable, less current portion                      -          50,000        (50,000)    b,e                  -

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY):
  Preferred stock                                                -               -              -                          -
  Common stock                                             16,000            5,000         75,000 a,b,c,d,e,f         91,000
  Additional paid-in capital                            1,261,000          443,000       (240,000) a,b,c,d,e,f,g   1,454,000
  Deficit accumulated during development stage         (1,285,000)        (472,000)     1,255,000    a,c,f          (502,000)
                                                       -----------        ---------    ----------                   ---------
                                                            (8,000)        (24,000)     1,085,000                  1,053,000
    Less:  deferred consulting fees                              -        (115,000)        30,000                    (85,000)
    Less: officer loan receivable                               -               -         (64,000)     g             (64,000)
                                                               --              --        --------                   --------

    Total Stockholders' Equity (Deficiency)                (8,000)        (139,000)     1,051,000                    904,000
                                                            -------       ---------    ----------                   -------
                                                          $ 2,000        $ 110,000      $ 897,000                 $ 1,009,000
                                                          ========       ==========    ==========                ===========



See accompanying notes to proforma condensed consolidated financial statements.

                         2




                               PETPLANET.COM, INC.
                          (A Development Stage Company)
                     (formerly Techscience Industries, Inc.)

                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                 PPI              PPI
                                               Delaware       California
                                           Year Ended       Year Ended                     Proforma
                                             January 31,       March 31,     -----------------------------------------
                                                 1999            1999        Reference      Adjustments   Consolidated
                                                 ----            ----        ---------   -----------   ------------
OPERATING REVENUES                             $      --      $      --              $      --      $      --
                                                  -----------   -----------         -----------    -----------
COSTS AND EXPENSES:
Product development                                   --           11,000                   --           11,000
Consulting fees and officers' compensation            --          212,000                   --          212,000
Selling, general and administrative expenses         7,000         75,000       f         31,000        113,000
Interest expense                                      --            7,000                   --            7,000
                                                 -----------    -----------            -----------    -----------

NET LOSS                                       $    (7,000)   $  (305,000)           $   (31,000)   $  (343,000)
                                                 ===========   ===========            ===========    ===========
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                               1,600,000                                            9,105,000
                                                 ===========    ===========          ===========    ===========
BASIC AND DILUTED LOSS PER COMMON SHARE        $      --                                            $     (0.04)
                                                 ===========    ===========          ===========    ===========

See accompanying notes to proforma condensed consolidated financial statements.

                               PETPLANET.COM, INC.
                     (Formerly Techscience Industries, Inc.)
                          (A Development Stage Company)

               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1   --    Acquisition:

               On May 13, 1999, PetPlanet.Com, Inc., (formerly Techscience Industries Inc.), is a publicly held Delaware corporation, (the "Company" or "PPI Delaware"), and PetPlanet.Com, Inc., a California corporation (PPI" or "PPI California"), and the individual holders of all of the outstanding capital stock of PPI (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Agreement and a Plan of Reorganization ("Agreement") dated May 12, 1999. Pursuant to the Agreement, the Holders tendered to the Company all issued and outstanding (10,570,000) shares of common stock of PPI in exchange for 6,754,640 shares of common stock of the Company, and therefore PPI became the wholly owed subsidiary of the Company. The Company also issued options to purchase 570,360 shares of the Company's common stock to holders of options to purchase PPI's common stock. Therefore, a total of 7,325,000 shares of Common Stock of the Company are issuable in respect of all common stock and common stock equivalents of PPI.

               The Reorganization, which has been accounted for as a reverse acquisition, provides that the assets and liabilities of both companies shall be combined at their adjusted historical cost basis. In addition, the equity of PPI California shall be carried at adjusted historical cost basis and the accumulated deficit of PPI Delaware shall be offset with additional paid in capital. Par values of PPI California, the surviving company, will be adjusted to that of the Company. The financial information of PPI California reflects the results of operations for the period April 1, 1998 to March 31, 1999. The financial information of PPI Delaware reflects the results of operations for the period February 1, 1998 to January 31, 1999.

               As a result of the Reorganization, the then outstanding shares of PPI Delaware are considered outstanding commencing with the date of Reorganization. The historical financial statements of PPI Delaware subsequent to the Reorganization will no longer be reported, as PPI California's financial statements are now considered the financial statements of the ongoing reporting entity.

Note 2   --    Presentation and Pro Forma Adjustments:

               The unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 1999 presented has been prepared as if the acquisition described in Note 1 had been consummated as of April 1, 1998.

               Pro forma adjustments have been made for the following:

               a) To reflect the exchange of 6,754,640 shares of the company's stock, and the issuance of options to purchase 570,360 shares of the Company's stock in exchange or 10,570,000 shares representing 100% of PPI California's common stock and common stock equivalents.

                               PETPLANET.COM, INC.
                     (Formerly Techscience Industries, Inc.)
                          (A Development Stage Company)


               b) To reflect the payment of $100,000 bridge financing at the closing of the merger.

               c) To reflect net proceeds of $972,000 from the $1 million private placement of 250,000 shares of the Company's common stock completed May 13, 1999. In addition, to record consulting fees of $30,000 associated with the completion of the $1 million private placement.

               d) To adjust common stock to the par value of PPI Delaware, the surviving legal entity.

               e) To record the conversion of $50,000 of outstanding bridge loan payable into 100,000 shares of PPI California's common stock on May 13, 1999.

               f) To record the proceeds and conversion of approximately $25,000 of convertible debt plus $1,000 of interest at 9.6% per annum into 400,000 shares of the Company's common stock completed May 13, 1999.

               g) To record a $64,000 loan receivable resulting from the exercise of options for 320,000 shares of PPI California stock immediately prior to the merger at an exercise price of $.20 per share.


Note 3   -     PPI Delaware Statement of Operations:

               Statements of operations for PPI Delaware were derived from the annual financial statements included in PPI Delaware's Form 10-KSB for the year ended October 31, 1998, plus the most recent interim period reported on Form 10-QSB (March 31, 1999), less comparable periods of the prior year (March 31, 1998).

Note 4   -     Earnings Per Share:

               Net loss per share is calculated by treating all shares of common stock issued after March 31, 1999 outstanding for all periods reported.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PETPLANET.COM, INC.
                                                        (Registrant)

Date:  August 4, 1999
                                             By:      /S/ Steven E. Marder
                                                      --------------------
                                                      Chairman and CEO